UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) 14 September 2005
Air Products and Chemicals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)
(610) 481-4911
Registrant’s telephone number, including area code
not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 14, 2005, the Management Development and Compensation Committee of the Board of Directors of Air Products and Chemicals, Inc. (the “Company”) approved an annual base salary of $1,115,000 for John Paul Jones, the Company’s Chairman, President and Chief Executive Officer, effective October 1, 2005. On September 15, 2005, upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board approved amendments to the Compensation Program for Non-employee Directors for non-management directors effective October 1, 2005. The amended program will consist of an annual cash retainer of $50,000, an annual retainer for committee chairs of $10,000, a meeting fee of $1500 for attendance at a Board or Committee meeting and a grant of deferred stock units valued at $100,000 on the date of grant (rounded up to next whole stock unit). The deferred stock unit grant is made annually following the annual shareholders meeting and upon commencement of service for a new director. In addition the Board approved amendments to the Directors Deferred Compensation Program to comply with the American Jobs Creation Act of 2004.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc. (Registrant)
Date: 19 September 2005	By:	/s/ Paul E. Huck
Paul E. Huck
Vice President and Chief Financial Officer

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